Exhibit 99.1

Perma-Fix Awarded Approximately $50 Million in New Contracts in Q3 2021

ATLANTA – On September 20, 2021 Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) (the “Company”) today announced that it has been awarded a total of approximately $50 million in contract awards during the third quarter of 2021, to be recognized over the next 18 to 24 months.

Mark Duff, Chief Executive Officer, stated, “I am pleased to report we have been awarded 3 contracts totaling approximately $50 million just since the end of the second quarter of 2021, including a single project valued at nearly $40 million we received last week. These new contracts, supporting the U.S. government, significantly enhance our project backlog within the Services Segment, now estimated at $74 million heading into the fourth quarter, and further validate our technical and service capabilities, as well as illustrate the success of our efforts to enhance our bidding organization. In addition to these latest awards, we are encouraged by our growing sales pipeline in both the nuclear services and waste treatment segments that will position Perma-Fix for solid growth in 2022.”

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the DOE, the U.S. Department of Defense (DOD), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide.

Please visit us at http://www.perma-fix.com.

This press release contains “forward-looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plan to”, “estimates”, “projects”, and similar expressions. Forward-looking statements include, but are not limited to: backlog within the Services Segment; sales pipeline; solid growth; and value of contracts. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply and market our new technologies; the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract or terminates existing contracts; government contracts and subcontracts relating to activities at government sites are generally subject to terminate or renegotiate on thirty-days notice at the government’s option; Congress fails to provides funding for the DOD’s and DOE’s remediation projects; inability to obtain new foreign and domestic remediation contracts; impact of COVID-19; and the additional factors referred to under “Risk Factors” and "Special Note Regarding Forward-Looking Statements" of our 2020 Form 10-K and Form 10-Qs for quarter ended March 31, 2021 and June 30, 2021. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316